Filed pursuant to Rule 424(b)(2)

Registration File No.: 333-156808

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Offering Price per Share	Aggregate Offering Price	Amount of Registration Fee(2)
Class A Common Stock, par value $0.01 per share	4,600,000	$24.50	$112,700,000	$6,288.66

(1)	Includes 600,000 shares of Class A Common Stock that may be purchased by the underwriters pursuant to their option to purchase additional shares.

(2)	Pursuant to Rule 457(p) under the Securities Act of 1933, unused filing fees of $29,749 have already been paid with respect to unsold securities that were previously registered pursuant to a registration statement on Form S-3 (File No. 333-155790) filed on November 28, 2008, of which $6,288.66 is being offset against the registration fee due for this offering and of which $23,460.34 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated January 20, 2009)

4,000,000 Shares

Genesee & Wyoming Inc.

Class A Common Stock

$24.50 per share

We are selling 4,000,000 shares of our Class A Common Stock.

We have granted the underwriters an option to purchase up to 600,000 additional shares of Class A Common Stock to cover over-allotments.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “GWR.” The last reported sale price of our Class A Common Stock on the New York Stock Exchange on June 16, 2009 was $24.59 per share.

Investing in our Class A Common Stock involves risks. See “Risk Factors” beginning on page S-3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$24.500	$98,000,000
Underwriting Discount	$1.225	$4,900,000
Proceeds to Genesee & Wyoming Inc. (before expenses)	$23.275	$93,100,000

The underwriters expect to deliver the shares of Class A Common Stock to purchasers on or about June 22, 2009 through the book-entry facilities of The Depository Trust Company.

Joint Book-Running Managers

Citi	J.P.Morgan	Deutsche Bank Securities

Co-Managers

Merrill Lynch & Co.	BB&T Capital Markets

Morgan Keegan & Company, Inc.	Stephens Inc.	Dahlman Rose & Company, LLC

June 16, 2009

Genesee & Wyoming Inc.

Canada Region
Port Operations
QGRY Chemins de fer Québec-Gatineau
HCRY Huron Central Railway
SLQ Chemin de fer St-Laurent & Atlantique (Québec)
SLR St. Lawrence & Atlantic Railroad
Oregon Region
PNWR Portland & Western Railroad
Contract Coal Loading
Rocky Mountain Region
UTAH Utah Railway
Illinois Region
IMRR Illinois & Midland Railroad
TR Tomahawk Railway
TZPR Tazewell & Peoria Railroad
New York/Ohio/Pennsylvania Region
AOR Aliquippa & Ohio River Railroad
BPRR Buffalo & Pittsburgh Railroad
CUOH Columbus & Ohio River Rail Road
MVRY Mahoning Valley Railway
OHCR Ohio Central Railroad
OSRR Ohio Southern Railroad
POHC Pittsburgh & Ohio Central Railroad
RSR Rochester & Southern Railroad
WTRM Warren & Trumbull Railroad
YARR Youngstown & Austintown Railroad
YB Youngstown Belt Railroad
Southern Region
ALM Arkansas Louisiana & Mississippi Railroad
AN AN Railway
BAYL The Bay Line Railroad
CAGY Columbus & Greenville Railway
CCKY Chattooga & Chickamauga Railway
CHAT Chattahoochee Bay Railroad
CIRR Chattahoochee Industrial Railroad
FP Fordyce & Princeton Railroad
GSWR Georgia Southwestern Railroad
KWT Kentucky West Tennessee Railway
LDRR Louisiana & Delta Railroad
LRWN Little Rock & Western Railway
LXVR Luxapalila Valley Railroad
MNBR Meridian & Bigbee Railroad
VR Valdosta Railway
WKRL Western Kentucky Railway
Port Operations
Rail Link Region
ATW Atlantic & Western Railway
CWRY Commonwealth Railway
ETRY East Tennessee Railway
FCRD First Coast Railroad
GC Georgia Central Railway
MMID Maryland Midland Railway
RSOR Riceboro Southern Railway
YRC York Railway
Port Operations
Industrial Switching
Short Line Railroads
Galveston, TX
Corpus Christi, TX
Baton Rouge, LA
Panama City, FL
Savannah, GA
Brunswick, GA
Fernandina, FL
Jacksonville, FL
Wilmington, NC

Darwin
Alice Springs
Tarcoola
Whyalla
Port Lincoln
Adelaide
Melbourne
Sydney
Brisbane
Perth
Australia Region
Genesee & Wyoming Australia (GWA)
GWA-Operated Track
FreightLink
Interstate Lines with Open Access

Netherlands Region
Port Operations
Shunting Contracts
Rotterdam
London
Antwerp

Bolivia
(The Bolivian operations are an unconsolidated investment)
Santa Cruz

Genesee & Wyoming Inc. (GWI) owns and operates short line and regional freight railroads in the United States, Canada, Australia and the Netherlands and owns a minority interest in a railroad in Bolivia. Operations currently include 63 railroads organized in nine regions, with more than 6,800 miles of owned and leased track and approximately 3,100 additional miles under track access arrangements. GWI provides rail service at 16 ports in North America and Europe and performs contract coal loading and railcar switching for industrial customers.

Prospectus Supplement

Prospectus

S-i

PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and certain other matters relating to Genesee & Wyoming Inc. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) on January 20, 2009 that became automatically effective on such date. If the description in the prospectus supplement differs from the description in the accompanying prospectus, the description in the prospectus supplement supersedes the description in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us. We have not authorized anyone else to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the applicable document, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Class A Common Stock. Our business, financial condition, results of operations and prospects may have changed since such date. We are not making an offer of these securities in any state where the offer is not permitted.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any documents we file with the SEC at its public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC allows us to “incorporate by reference” the information in the documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede this information. Information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this prospectus supplement and the accompanying prospectus. We furnished information under Item 2.02 of our Current Reports on Form 8-K on February 11, 2009 and April 29, 2009.

We incorporate by reference the documents listed below, any documents that we file after the date of the filing of the initial registration statement of which the prospectus supplement forms a part and any documents we file in the future with the SEC, under Sections 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities that we have registered for sale under the registration statement of which this prospectus supplement forms a part.

•

Our Annual Report on Form 10-K for the year ended December 31, 2008 (filed on February 27, 2009), including the information specifically incorporated by reference in our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A (filed on April 17, 2009);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (filed on May 7, 2009);

S-ii

•	Our Current Reports on Form 8-K filed on January 7, 2009, January 29, 2009, February 10, 2009, June 11, 2009 and June 15, 2009; and

•	The description of our Class A Common Stock and Class B Common Stock contained in our Registration Statement on Form 8-A (File No. 000-20847) filed on June 24, 1996.

We make available any documents that we file with, or furnish to, the SEC free of charge on our website at http://www.gwrr.com as soon as reasonably practicable after we electronically file or furnish such documents. Information contained on our website is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus. In addition, you may request a copy of these documents, including the documents that are incorporated by reference in this prospectus supplement, at no cost by writing or telephoning us at the following address or telephone number:

Genesee & Wyoming Inc.

66 Field Point Road

Greenwich, CT 06830

Attention: Allison Fergus, Esq.

Telephone: (203) 629-3722

S-iii

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, regarding future events and future performance of Genesee & Wyoming Inc. Words such as “anticipates,” “intends,” “plans,” “believes,” “seeks,” “expects,” “estimates,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Actual results may differ materially from those expressed or forecast in these forward-looking statements. Examples of forward-looking statements include all statements that are not historical in nature, including statements regarding:

•	the effects of economic, political or social conditions;

•	our operations, competitive position, growth strategy and prospects;

•	industry conditions, including downturns in the general economy;

•	changes in foreign exchange policy or rates;

•	our ability to complete, integrate and benefit from acquisitions, investments, joint ventures and strategic alliances;

•	governmental policies affecting our railroads, including laws and regulations regarding health, safety, security, labor, environmental, taxes and other matters;

•	our funding needs and financing sources; and

•	the outcome of pending legal proceedings.

These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Forward-looking statements may be influenced by risks which exist in the following areas, among others:

•	our susceptibility to downturns in the general economy;

•	our ability to fund, consummate and integrate acquisitions and investments;

•	the imposition of operational restrictions as the result of covenants in our credit facilities and in our note purchase agreements;

•	our relationships with Class I railroads and other connecting carriers for our operations;

•	our ability to obtain railcars and locomotives from other providers on which we are currently dependent;

•	competition from numerous sources, including those relating to geography, substitute products, other types of transportation and other rail operators;

•	the effects of economic, political or social conditions;

•	changes in foreign exchange policy or rates;

•	changes in tax laws and regulations in the countries in which we operate;

•	changes in the legislative and regulatory environment, including rulings by the Surface Transportation Board (the “STB”) and the Railroad Retirement Board;

•	strikes, work stoppages or unionization efforts by our employees;

•	our ability to attract and retain a sufficient number of skilled employees;

•	our obligation as a common carrier to transport hazardous materials by rail;

S-iv

•	the occurrence of losses or other liabilities which are not covered by insurance or which exceed our insurance limits;

•	rising fuel costs or constraints in fuel supply;

•	customer retention and contract continuation, including as a result of economic downturns;

•	our susceptibility to severe weather conditions and other natural occurrences;

•	our ability to obtain funding for capital projects;

•	acts of terrorism and anti-terrorism measures;

•	the effects of market and regulatory responses to climate changes;

•	the effects of violations of, or liabilities under, environmental laws and regulations;

•	our susceptibility to various legal claims and lawsuits; and

•	our susceptibility to risks associated with doing business in foreign countries.

The areas in which there are risks and uncertainties are further described in documents that we file from time to time with the SEC, which contain additional important factors that could cause actual results to differ from current expectations and from the forward-looking statements contained herein. Readers of this document are cautioned that our forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

In light of the risks, uncertainties and assumptions associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed or incorporated by reference in this prospectus supplement or the accompanying prospectus not to occur. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus supplement.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are taking advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our forward-looking statements speak only as of the date of this prospectus supplement or as of the date they are made, and we undertake no obligation to update our forward-looking statements.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

The following information supplements, and should be read together with, the information contained or incorporated by reference in other parts of the prospectus. This summary highlights selected information from the prospectus supplement. As a result, it does not contain all of the information you should consider before investing in our Class A Common Stock. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which are described under “Where You Can Find More Information About Us,” before deciding whether to invest in our Class A Common Stock. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether to invest in our Class A Common Stock.

Unless the context otherwise requires, when used in this prospectus supplement and the accompanying prospectus, the terms “Genesee & Wyoming,” “we,” “our” and “us” refer to Genesee & Wyoming Inc. and its subsidiaries and affiliates. All references to currency amounts included or incorporated by reference in this prospectus supplement are in United States dollars unless specifically noted otherwise.

Our Company

We are a leading owner and operator of short line and regional freight railroads in the United States, Canada, Australia and the Netherlands and own a minority interest in a railroad in Bolivia. Our corporate predecessor was founded in 1899 as a 14-mile rail line serving a single salt mine in upstate New York. As of March 31, 2009, we operated over approximately 6,800 miles of owned and leased track and approximately 3,100 additional miles under track access arrangements. As of such date, we operated in 26 states in the United States, four states and one territory in Australia, and two Canadian provinces and provided rail service at 16 ports in North America and Europe. Based on track miles, we believe that we are the second largest operator of short line and regional freight railroads in North America.

Genesee & Wyoming Inc. is a Delaware corporation incorporated in 1977. Our executive offices are located at 66 Field Point Road, Greenwich, CT 06830. Our telephone number is (203) 629-3722. Our website address is http://www.gwrr.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Our subsidiary Huron Central Railway Inc. (“Huron Central”) operates over 173 miles of track leased from Canadian Pacific Railway (“CP”) between Sudbury and Sault Ste. Marie in Ontario, Canada. The downturn in the economy has caused the Huron Central’s traffic to decline substantially over the last 12 months, to the point that the railroad is not economically viable to operate for the long term. On June 15, 2009, we announced that Huron Central intends to cease operations.

We expect to record charges in the second quarter of up to approximately $5.3 million after tax, or $0.15 per share, reflecting the non-cash write-down of non-current assets of approximately $7.1 million and cash costs associated with the cessation of Huron Central’s operations ranging from $0.4 million to $1.9 million, which we expect to be partially offset by cash tax benefits of approximately $3.7 million. In the year ended December 31, 2008, Huron Central handled approximately 16,000 carloads, generated revenues of $7.4 million and incurred a $2.1 million operating loss, thereby reducing our diluted earnings per share by approximately $0.04.

Huron Central and CP are working closely together to implement an orderly cessation of operations, and we expect the Huron Central to cease operations during the fourth quarter of 2009.

THE OFFERING

Shares of Class A Common Stock offered by us	4,000,000 shares

Shares of Class A Common Stock estimated to be outstanding immediately after this offering(1)	37,708,864 shares (38,308,864 shares if the underwriters exercise their over-allotment option in full).

Use of proceeds	We estimate that the net proceeds from the sale of the shares in this offering, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us, will be approximately $92.6 million (or $106.6 million if the underwriters exercise their over-allotment option in full).

We intend to use the aggregate net proceeds from this offering, including any proceeds we may receive from the exercise by the underwriters of their over-allotment option, to repay all or substantially all of the amounts outstanding under our revolving credit facility with any amounts in excess of such repayment to be used for general corporate purposes, including strategic investments and acquisitions. Affiliates of the underwriters are lenders under our revolving credit facility. See “Use of Proceeds.”

We have granted the underwriters a 30 day option to purchase up to 600,000 additional shares of Class A Common Stock to cover over-allotments, if any.

Risk Factors	Investing in our Class A Common Stock involves risks. See “Risk Factors” for a description of certain risks you should consider before investing in our Class A Common Stock.

New York Stock Exchange Symbol	GWR

Transfer Agent	National City Bank

(1) The amounts above are based on 33,708,864 shares of Class A Common Stock outstanding as of June 1, 2009 and assume no exercise of outstanding options since that date. The number of common shares expected to be outstanding after this offering excludes:

•	2,118,484 shares of our Class A Common Stock that were subject to outstanding stock options at a weighted average exercise price of $28.99 per share as of June 1, 2009;

•	2,558,790 shares of our Class A Common Stock issuable upon conversion of our outstanding Class B Common Stock; and

•	1,653,243 shares of our Class A Common Stock reserved for future grants under our director and employee stock plans as of June 1, 2009.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their right to purchase up to 600,000 shares of Class A Common Stock to cover over-allotments. See “Underwriting.”

This offering will not affect the number of shares of our Class B Common Stock outstanding. The number of shares of our Class B Common Stock outstanding immediately before and after this offering is 2,558,790.

RISK FACTORS

Investing in our Class A Common Stock involves risks. You should carefully consider the following risk factors, as well as the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2008 incorporated herein by reference, in addition to the other information contained or incorporated by reference in this prospectus, in deciding whether to invest in our Class A Common Stock.

Risks Relating to this Offering and Our Class A Common Stock

Our directors and executive officers have the ability to significantly influence the vote of our stockholders on significant corporate actions.

As of June 1, 2009, our directors and executive officers beneficially owned approximately 4.2% of the outstanding shares of our Class A Common Stock and approximately 64.1% of the outstanding shares of our Class B Common Stock, which has ten votes per share, representing approximately 29.6% of our voting power, including approximately 28.0% of the voting power controlled by Mortimer B. Fuller, III, our Executive Chairman and Chairman of the Board. As a result, Mr. Fuller and the other directors and executive officers will have the ability to significantly influence the vote of our stockholders on important corporate actions requiring stockholder approval, including mergers, share exchanges or sales of all or substantially all of our assets. With this voting power, Mr. Fuller and the other directors and executive officers may also have the ability to delay or prevent a change in control.

Shares eligible for future sale could have adverse consequences for the market price of our Class A Common Stock.

As of June 1, 2009, our outstanding shares of Class B Common Stock were freely convertible on a one-for-one basis into 2,558,790 shares of Class A Common Stock and, if so converted, will be eligible for sale subject to the volume and other limitations of Rule 144. We cannot predict the effect, if any, that the availability of shares of Class A Common Stock for future sales will have on the market price of our Class A Common Stock prevailing from time to time. Sales of substantial amounts of Class A Common Stock, including shares issued upon the conversion of our Class B Common Stock or under our Amended and Restated 2004 Omnibus Incentive Plan, or the perception that these sales could occur, could adversely affect prevailing market prices for our Class A Common Stock.

Additional issuances of equity securities by us would dilute the ownership of our existing stockholders and could reduce our earnings per share.

We may issue equity securities in the future in connection with capital raisings, acquisitions, strategic transactions, or for other purposes. To the extent we issue substantial additional equity securities, the ownership of our existing stockholders would be diluted and our earnings per share could be reduced.

Our certificate of incorporation, by-laws and continuity agreements with our executive officers as well as Delaware corporate law contain provisions that may discourage a takeover attempt.

Certain provisions of our certificate of incorporation and by-laws may have the effect of discouraging a third party from making an acquisition proposal and may inhibit a change in control under circumstances that could give the stockholders the opportunity to realize a premium over the then-prevailing market prices. Specifically, mergers and certain other corporate actions require the approval of two-thirds of the total votes represented by all Class A Common Stock and Class B Common Stock unless Genesee & Wyoming is the survivor of the merger or consolidation and no change of control has occurred as a result of the merger or consolidation. Our Board of Directors is divided into three classes, with the members of each class serving staggered three-year terms, and is expressly authorized to consider a variety of factors in determining our best interests. In addition, under certain circumstances, Section 203 of the Delaware General Corporation Law makes it more difficult for an “interested stockholder,” generally a 15% stockholder, to effect certain business combinations with a corporation for a three-year period.

We have entered into and may in the future enter into continuity agreements with certain of our senior officers. Our current agreements provide that upon termination of the officer’s employment without cause or for “good reason” in connection with or within two years after a defined change in control of Genesee & Wyoming, the officer will receive a cash amount equal to up to three times the sum of the officer’s base salary and target bonus (plus a gross-up for any golden parachute excise tax payments). In addition, certain employees who receive stock options and other equity-based awards under our equity compensation plans are entitled to have all unvested equity awards vest upon a defined change in control of Genesee & Wyoming.

The market price of our Class A Common Stock may be volatile and you could lose all or part of your investment.

Volatility in the market price of our Class A Common Stock may prevent you from being able to sell your shares at or above the price you paid for your shares. During the period from January 1, 2008 to June 16, 2009, our Class A Common Stock has fluctuated from a high of $47.41 per share to a low of $16.42 per share. The market price of our Class A Common Stock has fluctuated significantly in the recent past and could fluctuate significantly in the future for various reasons, which include:

•	actual or anticipated fluctuations in our quarterly or annual earnings or those of other companies in our industry;

•	strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions or financings;

•	changes in market valuations or operating performance of our competitors or companies similar to ours;

•	additions and departures of key personnel;

•

variance in our financial performance from the expectations of market analysts, including changes in earnings estimates or recommendations by research analysts who track our Class A Common Stock or the stocks of other companies in our industry;

•	changes in accounting standards, policies, guidance, interpretations or principles applicable to our business;

•	general global macroeconomic conditions;

•	economic, financial, geopolitical, regulatory or judicial events that affect us or financial markets generally; and

•	risks enumerated elsewhere in this section.

In addition, in recent years, the global equity markets have experienced substantial price and volume fluctuations. In the fourth quarter of 2008, the volatility in capital markets reached extreme levels. This volatility has had a significant impact on the market price of securities issued by many companies including us and the companies in our industry. The price of our Class A Common Stock could fluctuate based upon factors that have little or nothing to do with our company, and these fluctuations could materially reduce our stock price and your ability to sell your shares.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the 4,000,000 shares of Class A Common Stock we are offering will be approximately $92.6 million after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. If the underwriters exercise their over-allotment option in full, we estimate the net proceeds to us will be approximately $106.6 million. We intend to use the net proceeds from this offering to repay all or substantially all of the amounts outstanding under our revolving credit facility with any amounts in excess of such repayment to be used for general corporate purposes, including strategic investments and acquisitions.

Our revolving credit facility matures on October 1, 2013 and provides lending in United States dollars, Euros, Canadian dollars and Australian dollars. Interest rates for the revolving loans are based on a base rate plus applicable margin or the LIBOR rate plus applicable margin. The base rate margin varies from 0.25% to 1.25% depending on leverage and the LIBOR margin varies from 1.25% to 2.25% depending on leverage. Initial borrowings under the revolving credit facility were priced at LIBOR plus 2.0%. As of March 31, 2009, our $300.0 million revolving credit facility had an interest rate of 2.52% and consisted of $88.0 million of outstanding debt, subsidiary letter of credit guarantees of $0.1 million and $211.9 million of unused borrowing capacity. The revolving credit facility is guaranteed by substantially all of our United States subsidiaries for the United States guaranteed obligations and by substantially all of our foreign subsidiaries for the foreign guaranteed obligations. The proceeds under the revolving credit facility have been and can be used for general corporate purposes, working capital, to refinance existing indebtedness, as well as capital expenditures, acquisitions and investments permitted thereunder. Affiliates of some of the underwriters are lenders under the revolving credit facility and will be repaid for their currently outstanding loans under that facility from the proceeds of this offering as set forth under “Underwriting”.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2009 on an actual basis and on an “as adjusted” basis after giving effect to this offering and the application of the proceeds therefrom as set forth under “Use of Proceeds.” You should read the information in this table together with our consolidated financial statements and the related notes and the information contained in the documents incorporated by reference in this prospectus supplement.

	As of March 31, 2009
	Actual	As Adjusted(1)
(in thousands)
Cash and cash equivalents	$31,134	$35,734

Debt:
Current portion of long-term debt	$27,007	$27,007
Long-term debt, less current portion	525,788	437,788

Total debt	552,795	464,795

Stockholders’ Equity:
Class A Common Stock, $.01 par value, one vote per share(2)	459	499
Class B Common Stock, $.01 par value, ten votes per share(2)	26	26
Additional paid-in-capital	216,580	309,140
Retained earnings	493,545	493,545
Accumulated other comprehensive loss	(16,098)	(16,098)
Treasury stock, at cost	(202,342)	(202,342)

Total Genesee & Wyoming Inc. stockholders’ equity	492,170	584,770
Noncontrolling interest	1,352	1,352

Total equity	493,522	586,122

Total capitalization	$1,046,317	$1,050,917

(1)	Based on estimated net proceeds of approximately $92.6 million from the sale of 4,000,000 shares of our Class A Common Stock in this offering after deducting underwriting discounts and commissions and the estimated offering expenses payable by us and assuming the underwriters do not exercise their over-allotment option.

(2)	These amounts do not include shares of our Class A Common Stock subject to outstanding stock options or shares of Class A Common Stock issuable in connection with the conversion of our outstanding Class B Common Stock.

PRICE RANGE OF CLASS A COMMON STOCK

Our Class A Common Stock is traded publicly on the New York Stock Exchange under the symbol “GWR.” The following table presents quarterly information on the price range of our Class A Common Stock. This information indicates the high and low sales prices for each recent fiscal quarter reported by the New York Stock Exchange.

	High	Low
Fiscal year ended December 31, 2007
First quarter	$28.60	$24.20
Second quarter	$33.40	$25.80
Third quarter	$31.57	$24.57
Fourth quarter	$29.95	$24.08
Fiscal year ended December 31, 2008
First quarter	$36.14	$21.96
Second quarter	$42.54	$31.61
Third quarter	$47.41	$30.86
Fourth quarter	$38.34	$22.53
Fiscal year ending December 31, 2009
First quarter	$32.43	$16.42
Second quarter (through June 16, 2009)	$32.13	$20.79

On June 16, 2009, the last reported sale price of our Class A Common Stock was $24.59 per share. As of June 10, 2009, there were 210 Class A Common Stock record holders and 8 Class B Common Stock record holders.

DIVIDEND POLICY

We did not pay cash dividends on our Class A Common Stock or Class B Common Stock in 2007, 2008 or during the first three months of 2009. We do not intend to pay cash dividends on our Class A Common Stock or Class B Common Stock for the foreseeable future and intend to retain earnings, if any, for the operation and expansion of our business. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will be dependent upon our results of operations, financial condition, contractual restrictions and other factors deemed relevant by our Board of Directors.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of our Class A Common Stock as of the date hereof. Except where noted, this summary deals only with Class A Common Stock that is purchased for cash at the stated offering price and held as a capital asset by a non-U.S. holder.

A “non-U.S. holder” means a person (other than a partnership) that is not for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity taxable as a partnership for United States federal income tax purposes) holds our Class A Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Class A Common Stock, you should consult your tax advisors.

If you are considering the purchase of our Class A Common Stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the Class A Common Stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Dividends

Dividends paid to a non-U.S. holder of our Class A Common Stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment maintained by the non-U.S. holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our Class A Common Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Class A Common Stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our Class A Common Stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Gain on Disposition of Class A Common Stock

Any gain realized on the disposition of our Class A Common Stock generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses realized during the same taxable year, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We have not determined whether we are a “United States real property holding corporation” for United States federal income tax purposes, and it is possible that we may be a United States real property holding corporation currently or will become a United States real property holding corporation in the future. If we are or become a “United States real property holding corporation,” so long as our Class A Common Stock continues to be regularly traded on an established securities market, only a non-U.S. holder who holds or held (at any time during the shorter of the five year period preceding the date of disposition or the holder’s holding period) more than 5% of our Class A Common Stock will be subject to United States federal income tax on the disposition of our Class A Common Stock.

Federal Estate Tax

Class A Common Stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty or exchange of information treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the proceeds of a sale of our Class A Common Stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

UNDERWRITING

Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.	1,200,000
J.P. Morgan Securities Inc.	1,000,000
Deutsche Bank Securities Inc.	1,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	400,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	280,000
Morgan Keegan & Company, Inc.	40,000
Stephens Inc.	40,000
Dahlman Rose & Co., LLC	40,000

Total	4,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $0.735 per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

If the underwriters sell more shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 600,000 additional shares at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

We and our officers and directors have agreed, subject to certain exceptions, that for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Citigroup Global Markets, Inc., dispose of or hedge any shares or any securities convertible into or exchangeable for our Class A Common Stock. Citigroup Global Markets, Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. Notwithstanding the foregoing, if (i) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (ii) prior to the expiration of the 90 day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90 day restricted period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The shares are listed on the New York Stock Exchange under the symbol “GWR.”

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Paid by Genesee & Wyoming Inc.
	No Exercise	Full Exercise
Per share	$1.225	$1.225
Total	$4,900,000	$5,635,000

We estimate that our total expenses of this offering will be $500,000.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ over-allotment option.

•	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ over-allotment option.

•	Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making stabilizing purchases, repurchase shares originally sold by that syndicate member.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

As described in “Use of Proceeds,” we intend to use the net proceeds of this offering to repay all or substantially all of the indebtedness outstanding under our revolving credit facility. Because affiliates of some of the underwriters in this offering may receive more than 10% of the net proceeds of this offering, not including underwriting compensation, this offering is being conducted in compliance with Rule 5110(h) of the Financial

Industry Regulatory Authority (“FINRA”). Pursuant to that rule, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering, as the shares have a “bona fide independent market” (as such terms are defined in Rule 2720).

The underwriters have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under our revolving credit facility and will be repaid for their currently outstanding loans under that facility from the proceeds of this offering.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the shares that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of shares described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in Australia

This prospectus is not a formal disclosure document and has not been lodged with the Australian Securities and Investments Commission (‘‘ASIC’’). It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus for the purposes of Chapter 6D.2 of the Australian Corporations Act 2001 (Act) in relation to the securities or our company.

This prospectus is not an offer to retail investors in Australia generally. Any offer of securities in Australia is made on the condition that the recipient is a ‘‘sophisticated investor’’ within the meaning of section 708(8) of the Act or a ‘‘professional investor’’ within the meaning of section 708(11) of the Act. If any recipient does not satisfy the criteria for these exemptions, no applications for securities will be accepted from that recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of the offer, is personal and may only be accepted by the recipient.

If a recipient on-sells their securities within 12 months of their issue, that person will be required to lodge a disclosure document with ASIC unless either:

•

the sale is pursuant to an offer received outside Australia or is made to a ‘‘sophisticated investor’’ within the meaning of 708(8) of the Act or a ‘‘professional investor’’ within the meaning of section 708(11) of the Act; or

•

it can be established that our company issued, and the recipient subscribed for, the securities without the purpose of the recipient on-selling them or granting, issuing or transferring interests in, or options or warrants over them.

LEGAL MATTERS

The validity of the shares of our Class A Common Stock will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York, and for the underwriters by Cravath, Swaine & Moore LLP, New York, New York. As of June 12, 2009, lawyers of Simpson Thacher & Bartlett LLP who have participated in the preparation of this prospectus supplement beneficially owned 29,127 shares of our Class A Common Stock.

EXPERTS

The audited financial statements of Genesee & Wyoming Inc. incorporated by reference in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2008, except as they relate to Australian Railroad Group Pty Ltd (ARG), an equity method investment through May 31, 2006, and the effectiveness of Genesee & Wyoming Inc.’s internal control over financial reporting as of December 31, 2008 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. Such financial statements, except as they relate to the financial statements of ARG through May 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2008) have been so incorporated in reliance on the report of such independent registered public accounting firm given on the authority of such firm as experts in auditing and accounting.

The audited financial statements of ARG as of May 31, 2006 and December 31, 2005, for the five month period ended May 31, 2006 and for each of the years ended December 31, 2005 and 2004 appearing in the Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference, have been audited by Ernst & Young, an independent registered public accounting firm, as indicated in their report with respect thereto. The audited financial statements of ARG and the audited financial statements of Genesee & Wyoming Inc., to the extent they include the results of operations of ARG through May 31, 2006, have been incorporated by reference herein in reliance on the report of such independent registered public accounting firm given on the authority of such firm as experts on auditing and accounting.

PROSPECTUS

Genesee & Wyoming Inc.

Debt Securities

Preferred Stock

Class A Common Stock

Warrants

We may offer and sell debt securities, shares of preferred stock, shares of Class A Common Stock or warrants, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of offering.

In addition, selling stockholders to be named in a prospectus supplement may offer and sell from time to time shares of our Class A Common Stock in such amounts, at prices and on other terms to be determined at the time of offering. We will not receive any proceeds from the sale of shares of our Class A Common Stock by any selling stockholders.

We and the selling stockholders, if any, will provide the specific terms and offering price of these securities in supplements to this prospectus to the extent those terms are not described in this prospectus or are different from the terms described in this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

You should read this prospectus, the supplements to this prospectus and any incorporated documents carefully before you invest in any of our securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We and the selling stockholders, if any, may offer these securities directly to investors, through agents, underwriters or dealers on a continued or delayed basis. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “GWR.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 20, 2009.

Forward-Looking Statements

This prospectus and the documents incorporated herein by reference contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the Securities Act), as amended, and Section 21E of the Securities Exchange Act of 1934 (the Exchange Act), as amended, regarding future events and future performance of Genesee & Wyoming Inc. Words such as “anticipates,” “intends,” “plans,” “believes,” “seeks,” “expects,” “estimates,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Actual results may differ materially from those expressed or forecast in these forward-looking statements. Examples of forward-looking statements include all statements that are not historical in nature, including statements regarding:

•	our operations, competitive position, growth strategy and prospects;

•	industry conditions, including downturns in the general economy;

•	the effects of economic, political or social conditions and changes in foreign exchange policy or rates;

•	our ability to complete, integrate and benefit from acquisitions, joint ventures and strategic alliances;

•	governmental policies affecting our railroad operations, including laws and regulations regarding environmental liabilities;

•	our funding needs and financing sources; and

•	the outcome of pending legal proceedings.

These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Forward-looking statements may be influenced by risks which exist in the following areas, among others:

•	our ability to fund, consummate and integrate acquisitions and investments;

•	our relationships with Class I railroads and other connecting carriers for our operations;

•	our ability to obtain railcars and locomotives from other providers on which we are currently dependent;

•	competition from numerous sources, including those relating to geography, substitute products, other types of transportation and other rail operators;

•	the effects of economic, political or social conditions and changes in foreign exchange policy or rates;

•	legislative and regulatory developments, including rulings by the Surface Transportation Board (STB) or the Railroad Retirement Board;

•	strikes or work stoppages by our employees and our ability to attract and employ a sufficient number of skilled employees;

•	our transportation of hazardous materials by rail as a common carrier;

•	the occurrence of losses or other liabilities which are not covered by insurance or which exceed our insurance limits;

•	rising fuel costs;

•	customer retention and contract continuation;

•	our susceptibility to downturns in the general economy;

•	our susceptibility to severe weather conditions and other natural occurrences;

•	our ability to obtain funding for capital projects;

•	the imposition of operational restrictions as the result of covenants in our credit facilities;

•	acts of terrorism and anti-terrorism measures;

•	our susceptibility to various legal claims and lawsuits; and

•	our susceptibility to risks associated with doing business in foreign countries.

The areas in which there is risk and uncertainty are further described in documents that we file from time to time with the United States Securities and Exchange Commission (the SEC), which contain additional important factors that could cause actual results to differ from current expectations and from the forward-looking statements contained herein. Readers of this document are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

In light of the risks, uncertainties and assumptions associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed or incorporated by reference in this prospectus supplement or any accompanying prospectus supplement not to occur. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are taking advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included or incorporated by reference in this prospectus and any accompanying prospectus supplement.

Our forward-looking statements speak only as of the date of this prospectus or as of the date they are made, and we undertake no obligation to update our forward-looking statements.

Where You Can Find More Information About Us

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any documents we file with the SEC at its public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this prospectus. We furnished information under Item 2.02 of our Current Reports on Form 8-K on April 29, 2008, August 4, 2008 and November 3, 2008.

We incorporate by reference the documents listed below, any documents that we file after the date of the filing of the initial registration statement of which the prospectus forms a part and prior to the effectiveness of that registration statement, and any documents we file in the future with the SEC, under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until we and the selling stockholders, if any, sell all of the securities that we have registered for sale under the registration statements of which this prospectus forms a part.

•	The Annual Report on Form 10-K for the year ended December 31, 2007 filed on February 29, 2008;

•	The Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 filed on May 7, 2008, August 7, 2008 and November 7, 2008, respectively; and

•	The Current Reports on Form 8-K filed on April 29, 2008, June 3, 2008, August 8, 2008, October 7, 2008, November 6, 2008 and January 7, 2009 and the Amendment to Form 8-K filed on December 17, 2008.

The prospective financial information included in Exhibit 99.1 of the Form 8-K filed on August 8, 2008 was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The prospective financial information has been prepared by, and is the responsibility of, Genesee & Wyoming’s management. PricewaterhouseCoopers LLP (PwC) has neither examined, compiled nor performed any procedures with respect to the prospective financial information and, accordingly, PwC does not express an opinion or any other form of assurance with respect thereto. The PwC report included in Genesee & Wyoming’s 2007 Annual Report on Form 10-K incorporated by reference herein relates to Genesee & Wyoming’s historical financial information. It does not extend to the prospective financial information and should not be read to do so.

We make available any documents that we file with the SEC free of charge on our website at www.gwrr.com as soon as reasonably practicable after we electronically file such documents with the SEC. In addition, you may request a copy of these files, including the documents that are incorporated by reference in this prospectus, at no cost by writing or telephoning us at the following address or telephone number.

Genesee & Wyoming Inc.

66 Field Point Road

Greenwich, CT 06830

Attention: General Counsel

We and the selling stockholders, if any, have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.

Summary

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information that may be important to you. This prospectus provides you with a general description of the securities we may offer. Each time we or the selling stockholders, if any, sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and other terms of the securities being offered. The prospectus supplement and the documents incorporated by reference herein may also add, update or change information contained in this prospectus. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement. Together, these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference in this prospectus described above under “Where You Can Find More Information About Us.” Unless the context otherwise indicates, the terms “Genesee & Wyoming,” “we,” “us” or “our” mean Genesee & Wyoming Inc. and its consolidated subsidiaries.

The Securities We May Offer

This prospectus is part of a registration statement that we filed with the SEC using an “automatic shelf” registration process. Under this automatic shelf registration process, we may offer from time to time, in one or more offerings, an unlimited amount of any of the following securities:

•	debt securities;

•	preferred stock;

•	Class A Common Stock; and

•	warrants.

The selling stockholders, if any, may also offer from time to time, in one or more offerings, shares of our Class A Common Stock.

This prospectus provides you with a general description of the securities we and the selling stockholders, if any, may offer. Each time we or the selling stockholders, if any, offer securities, we will provide you with one or more prospectus supplements that will describe the specific amounts, prices and other terms of the securities being offered to the extent those terms are not described in this prospectus or are different from the terms described in this prospectus. The prospectus supplement and the documents incorporated by reference herein may also add, update or change information contained in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely on the prospectus supplement.

Debt Securities

We may offer unsecured general obligations, which may be either senior or subordinated, and may be convertible into shares of our Class A Common Stock or shares of our preferred stock. In this prospectus, we refer to our senior debt securities and subordinated debt securities together as “our debt securities.” The senior debt securities will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be entitled to payment only after payment of our senior debt, including amounts under our current or future senior credit facilities.

Our debt securities will be issued under one of two indentures between us and a trustee. We have summarized general features of our debt securities under “Description of Our Debt Securities.” We encourage you to read the indentures, the form of each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Preferred Stock

We may issue shares of our preferred stock, $.01 par value per share, in one or more series. Our Board of Directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.

Class A Common Stock

We may issue shares of our Class A Common Stock, par value $.01 per share. Holders of shares of our Class A Common Stock are entitled to receive dividends when declared by our Board of Directors, subject to the rights of holders of our preferred stock. Each holder of our Class A Common Stock is entitled to one vote per share. Except as described herein, the holders of our Class A Common Stock have no preemptive rights or cumulative voting rights. See “Description of Our Capital Stock” for a more complete discussion of dividend, voting and conversion rights with respect to our outstanding shares of Class A Common Stock and Class B Common Stock.

Warrants

We may issue warrants to purchase debt securities, preferred stock, Class A Common Stock or any combination of these securities, and these warrants may be issued by us independently or together with any underlying securities and may be attached or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. We have summarized general features of our warrants under “Description of Our Warrants.” Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, the form of which will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

About Genesee & Wyoming Inc.

We are a leading owner and operator of short line and regional freight railroads in the United States, Canada, Australia and the Netherlands and own a minority interest in a railroad in Bolivia. Our corporate predecessor was founded in 1899 as a 14-mile rail line serving a single salt mine in upstate New York and since 1977, we have completed 34 acquisitions.

Including our recent acquisition of Summit View, Inc., which is pending the approval of the STB, operations include 63 railroads organized in nine regions with more than 6,700 miles of owned and leased track and approximately 3,000 additional miles under track access arrangements. We operate in 26 U.S. states, two Canadian provinces, four Australian states and the Netherlands. We provide rail service at 16 ports in North America and Europe and perform contract coal loading and railcar switching for industrial customers.

By focusing our corporate and regional management teams on improving our return on invested capital, we intend to continue to increase our earnings and cash flow. In addition, we expect that acquisitions will adhere to our return on capital targets and that existing operations will strive to improve year-over-year financial returns and safety performance.

Our executive offices are located at 66 Field Point Road, Greenwich, CT 06830, and our telephone number is (203) 629-3722.

Ratios of Earnings to Fixed Charges and

Earnings to Combined Fixed Charges and Preferred Stock Dividends

The following table shows our consolidated ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for the most recent interim period and each of the five most recent fiscal years ended on December 31:

	Nine months ended September 30, 2008	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	6.0	4.8	13.1	3.8	3.9	3.2
Ratio of earnings to combined fixed charges and preferred stock dividends	6.0	4.8	13.1	3.8	3.7	2.7

For the purposes of the table above, earnings are defined as earnings from continuing operations before income taxes, equity earnings, minority interest and extraordinary items, plus fixed charges and distributed income of equity investees. Fixed charges include interest expense on all debt, amortization of deferred debt issuance costs and the portion of rental expense on operating leases which management believes is attributable to interest. Preferred stock dividends are the pre-tax equivalent, at our effective tax rate, of dividends earned on our outstanding preferred stock. The ratios of earnings to fixed charges and to combined fixed charges and preferred stock dividends in 2006 includes a net gain of $218.8 million from the sale of the Western Australia operations and certain other assets of the Australian Railroad Group.

Use of Proceeds

Unless otherwise indicated in the prospectus supplement, we will use all or a portion of the net proceeds from the sale of our securities offered by this prospectus and the prospectus supplement for general working capital purposes.

We will not receive any of the proceeds from the sale of shares of our Class A Common Stock by the selling stockholders, if any. The selling stockholders will receive all of the net proceeds from the sale of the shares of Class A Common Stock by the selling stockholders.

Dividend Policy

We did not pay cash dividends on our Class A Common Stock or Class B Common Stock in 2005, 2006, 2007 or 2008. We do not intend to pay cash dividends on our Class A Common Stock or Class B Common Stock for the foreseeable future and intend to retain earnings, if any, for the operation and expansion of our business. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will be dependent upon our results of operations, financial condition, contractual restrictions and other factors deemed relevant by our Board of Directors.

Description of Our Debt Securities

Any of our debt securities issued under this prospectus will be our direct, unsecured general obligations. Our debt securities will be either senior debt securities (Senior Debt Securities) or subordinated debt securities (Subordinated Debt Securities).

The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures between us and U.S. banking institutions (each, a Trustee). The Trustee for each series of our debt securities will be identified in the applicable prospectus supplement. Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together the Senior Indenture and the Subordinated Indenture are called “Indentures.”

Our debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement will be described in the applicable prospectus supplement.

We have summarized selected provisions of the Indentures below. The summary is not complete. The forms of the Indentures have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. Whenever we refer to this prospectus or in the prospectus supplement to defined terms of the Indentures, those defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in this summary have the meanings specified in the Indentures.

General

The debt securities will be our direct, unsecured general obligations. The Senior Debt Securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The Subordinated Debt securities will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness (including the Senior Debt Securities) as described under “Subordination” below and in the prospectus supplement applicable to any Subordinated Debt Securities.

The Indentures provide that our debt securities may be issued without limit as to aggregate principal amount, in one or more series, and in any currency or currency units, in each case as established from time to time in or under the authority granted by a resolution of our Board of Directors or as established in one or more supplemental indentures. All debt securities of one series need not be issued at the same time, and may vary as to interest rate, maturity and other provisions and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

A prospectus supplement will include the terms of any debt securities being offered (Offered Debt Securities). These terms will include some or all of the following:

•	the title of the Offered Debt Securities;

•	whether the Offered Debt Securities are Senior Debt Securities or Subordinated Debt Securities;

•	the total principal amount of the Offered Debt Securities;

•	the dates on which the principal of the Offered Debt Securities will be payable;

•	the interest rate, which may be fixed or variable, of the Offered Debt Securities and the interest payment dates for the Offered Debt Securities;

•	the places where payments on the Offered Debt Securities will be payable;

•	any terms upon which the Offered Debt Securities may be redeemed at our option;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Offered Debt Securities;

•	whether the Offered Debt Securities are defeasible;

•	any addition to or change in the Events of Default;

•	if convertible into shares of our Class A Common Stock or any of our other securities, the terms on which such Offered Debt Securities are convertible;

•	any addition to or change in the covenants in the applicable Indenture; and

•	any other terms of the Offered Debt Securities not inconsistent with the provisions of the applicable Indenture.

If so provided in the applicable prospectus supplement, we may issue our debt securities at a discount below their principal amount and pay less than the entire principal amount of our debt securities upon declaration of acceleration of their maturity (Original Issue Discount Securities). The applicable prospectus supplement will describe all material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities.

The general provisions of the Indentures do not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or that would afford holders of our debt securities protection in the event of a highly leveraged or similar transaction involving us or any of our subsidiaries. Please refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions, if any, to the “Events of Default” described below that are applicable to the Offered Debt Securities or any covenants or other provisions providing event risk or similar protection.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form, without coupons. Unless otherwise indicated in the applicable prospectus supplement, the securities will be issued in denominations of $1,000 each or multiples thereof.

Subject to the terms of the applicable Indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency maintained by us for that purpose, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with the depositary identified in the applicable prospectus supplement.

No global security may be exchanged in whole or in part for the debt securities registered in the name of any person other than the depositary for that global security or any nominee of that depositary unless:

•	the depositary is unwilling or unable to continue as depositary;

•	an Event of Default has occurred and is continuing; or

•	as otherwise provided in the applicable prospectus supplement.

Unless otherwise stated in any prospectus supplement, The Depository Trust Company (DTC) will act as depository. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be affected only through records maintained by DTC and its participants.

Payment

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on our debt securities will be paid at designated places. However, at our option, payment may be made by check mailed to the persons in whose names our debt securities are registered on days specified in the applicable Indenture or any prospectus supplement.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following will constitute an event of default (Event of Default) under the Indentures with respect to our debt securities of any series:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

•	default in the payment of the principal of and premium, if any, on any debt security of that series at its Maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

•

default in the performance, or breach, of any covenant or warranty in the applicable Indenture, other than a covenant or warranty a default in whose performance or whose breach is elsewhere specifically dealt with or which expressly has been included in the applicable Indenture solely for the benefit of debt securities of a series other than that series, and continuance of such default or breach for a period of 30 days after there has been given by registered or certified mail, to us by the applicable Trustee or to us and the applicable Trustee by the Holders of at least 25% in principal amount of the outstanding debt securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”;

•	failure by us to pay final judgments aggregating in excess of $50,000,000, which judgments are not paid, discharged or stayed for a period of 60 days;

•	certain events of bankruptcy, insolvency or reorganization with respect to us; or

•	any other Event of Default provided with respect to debt securities of that series.

Each Indenture requires us to file with the applicable Trustee, annually, an officers’ certificate as to our compliance with all conditions and covenants under the applicable Indenture. Each Indenture provides that the applicable Trustee may withhold notice to the Holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the Holders of that series of debt securities.

If an Event of Default with respect to our debt securities of any series at the time outstanding occurs and is continuing, then in every case the applicable Trustee or the Holders of not less than 25% in principal amount of our outstanding debt securities of that series may declare the principal amount, or, if any debt securities of that series are Original Issue Discount Securities, that portion of the principal amount of those Original Issue Discount Securities as may be specified in the terms of those Original Issue Discount Securities, of all our debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the applicable Trustee if given by Holders, and upon any such declaration that principal amount, or specified amount, plus accrued and unpaid interest, and premium, if any, will become immediately due and payable. Upon payment of that amount in the currency in which such debt securities are denominated (except as otherwise provided in the applicable Indenture or specified in the prospectus supplement), all of our obligations in respect of the payment of principal of the debt securities of that series will terminate.

If an Event of Default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of a series, or that portion of the principal amount of such debt securities as may be specified in a prospectus supplement, will automatically become immediately due and payable.

Subject to the provisions of each Indenture relating to the duties of the applicable Trustee, in case an Event of Default with respect to our debt securities of a particular series occurs and is continuing, the applicable Trustee will be under no obligation to exercise any of its rights or powers under that Indenture at the request, order or direction of any of the Holders of Debt securities of that series, unless the Holders have offered to the applicable Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for the indemnification of the applicable Trustee, the Holders of a majority in principal amount of our outstanding debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee under the applicable Indenture, or exercising any trust or power conferred on the applicable Trustee with respect to our debt securities of that series.

At any time after a declaration of acceleration with respect to any series of our debt securities has been made and before a judgment or decree for payment of the money due has been obtained by the applicable Trustee as provided in the Indentures, the Holders of a majority in principal amount of our outstanding debt securities of that series, by written notice to us and the applicable Trustee, may rescind and annul such declaration and its consequences, subject to any terms or conditions specified in the applicable prospectus supplement.

Merger or Consolidation

Each Indenture provides that we may not consolidate with or merge with or into or wind up into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any Person, unless:

•

the successor corporation formed by the consolidation or into which we are merged or the Person which acquires by conveyance or transfer, or which leases our properties and assets substantially as an entirety, is an entity organized and existing under the laws of the United States or any State or territory thereof or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and premium, if any, and interest on all our debt securities issued under the applicable Indenture and the performance of every covenant in the applicable Indenture on our part to be performed or observed;

•

immediately after giving effect to such transaction, no Event of Default under the applicable Indenture, and no event which, after notice or lapse of time, or both, would become an Event of Default, has happened and is continuing; and

•	the other conditions as may be specified in the applicable prospectus supplement.

Modification or Waiver

Without prior notice to or consent of any Holders, we and the applicable Trustee, at any time and from time to time, may modify the applicable Indenture for any of the following purposes:

•

to evidence the succession of another corporation to our rights and the assumption by that successor of our covenants and obligations under the applicable Indenture and under our debt securities issued thereunder in accordance with the terms of the applicable Indenture;

•

to add to our covenants for the benefit of the Holders of all or any series of our debt securities, and if those covenants are to be for the benefit of less than all series, stating that those covenants are expressly being included solely for the benefit of that series, or to surrender any of our rights or powers under the applicable Indenture;

•

to add any additional Events of Default, and if those Events of Default are to be applicable to less than all series, stating that those Events of Default are expressly being included solely to be applicable to that series;

•

to change or eliminate any of the provisions of the applicable Indenture, provided that any such change or elimination will become effective only when there is no outstanding debt security issued thereunder of any series created prior to such modification which is entitled to the benefit of such provision and as to which such modification would apply;

•

to secure the debt securities issued thereunder or to provide that any of our obligations under the debt securities or the applicable Indenture shall be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

•

to supplement any of the provisions of the applicable Indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that any such action will not adversely affect the interests of the Holders of debt securities of that series or any other series of debt securities issued under the applicable Indenture in any material respect;

•	to establish the form or terms of debt securities as permitted by the applicable Indenture;

•

to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to one or more series of debt securities and to add to or change any of the provisions of the applicable Indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee; or

•

to cure any ambiguity, to correct or supplement any provision in the applicable Indenture which may be defective or inconsistent with any other provision therein, to eliminate any conflict between the terms of the applicable Indenture and the debt securities issued thereunder and the Trust Indenture Act (the TIA) or to make any other provisions with respect to matters or questions arising under the applicable Indenture which will not be inconsistent with any provision of the applicable Indenture; provided those other provisions do not adversely affect the interests of the Holders of our outstanding debt securities of any series created thereunder prior to such modification in any material respect.

With the written consent of the Holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by such modification voting separately, we and the applicable Trustee may modify the applicable Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Indenture or of modifying in any manner the rights of the Holders of debt securities under the applicable Indenture; provided, however, that such modifications may not, without the consent of the Holder of each outstanding debt security of each series affected, modify the principal or interest terms, reduce the percentage required for modifications or otherwise conflict with the required provisions of the TIA or make those changes or modifications specified in the applicable prospectus supplement as requiring the consent of the Holder of each outstanding debt security for each series affected.

A modification which changes or eliminates any covenant or other provision of the applicable Indenture with respect to one or more particular series of debt securities or which modifies the rights of the Holders of debt securities of that series with respect to that covenant or other provision, will be deemed not to affect the rights under the applicable Indenture of the Holders of debt securities of any other series.

Each of the Indentures provides that the Holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant Trustee, may on behalf of the Holders of the debt securities of that series waive any Default or Event of Default and its consequences under the applicable Indenture, except:

•	a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any such debt security held by a non-consenting Holder; or

•	a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each outstanding debt security of each series affected.

Senior Debt Securities

The Senior Debt Securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The Senior Debt Securities will, however, be subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. Except as provided in the Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Senior Debt Securities to be issued, no Senior Indenture will limit the amount of additional indebtedness that may rank equally with the Senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, and premium, if any, and interest on the Subordinated Debt Securities will be subordinated to the extent provided in the Subordinated Indenture or as described in the applicable prospectus supplement in right of payment to the prior payment in full of all Senior Indebtedness, including Senior Debt Securities, but our obligation to make payment of principal (and premium, if any) or interest on the Subordinated Debt Securities will not otherwise be affected.

Unless otherwise indicated in a prospectus supplement, no payment on account of principal (and premium, if any), sinking funds or interest may be made on the Subordinated Debt Securities at any time when there is a default in the payment of principal (and premium, if any), interest or certain other obligations on Senior Indebtedness. In addition, the prospectus supplement for each series of Subordinated Debt Securities may provide that payments on account of principal, any premium, if any, or interest in respect of such Subordinated Debt Securities may be delayed or not paid under the circumstances and for the periods specified in that prospectus supplement. Unless otherwise indicated in a prospectus supplement, in the event that, notwithstanding the foregoing, any payment by us described in the foregoing sentence is received by the Trustee under the Subordinated Indenture or the Holders of any of the Subordinated Debt Securities before all Senior Indebtedness is paid in full, that payment or distribution will be paid over to the Holders of such Senior Indebtedness or on their behalf for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness have been paid in full, after giving effect to any concurrent payment or distribution to the Holders of such Senior Indebtedness. Subject to payment in full of Senior Indebtedness, the Holders of the Subordinated Debt Securities will be subrogated to the rights of the Holders of the Senior Indebtedness to the extent of payments made to the Holders of such Senior Indebtedness out of the distributive share of the Subordinated Debt Securities.

By reason of this subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of the Subordinated Debt Securities. The Subordinated Indenture provides that the subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the legal defeasance provisions of the Subordinated Indenture.

If this prospectus is being delivered in connection with the offering of a series of Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated by reference therein will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date. “Senior Indebtedness” with respect to any series of Subordinated Debt Securities will have the meaning specified in the applicable prospectus supplement for that series.

Discharge, Legal Defeasance and Covenant Defeasance

The applicable Indenture with respect to the debt securities of any series may be discharged, subject to the terms and conditions as specified in the applicable prospectus supplement when either:

•	all debt securities, with the exceptions provided for in the Indenture, of that series have been delivered to the applicable Trustee for cancellation;

•	all debt securities of that series not theretofore delivered to the applicable Trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their Stated Maturity within one year; or

•	are to be called for redemption within one year; or

•	certain events or conditions occur as specified in the applicable prospectus supplement.

In addition, each series of debt securities may provide additional or different terms or conditions for the discharge or defeasance of some or all of our obligations as may be specified in the applicable prospectus supplement.

If provision is made for the defeasance of debt securities of a series, and if the debt securities of that series are registered securities and denominated and payable only in U.S. dollars, then the provisions of each Indenture relating to defeasance will be applicable except as otherwise specified in the applicable prospectus supplement for debt securities of that series. Defeasance provisions, if any, for debt securities denominated in a foreign currency or currencies may be specified in the applicable prospectus supplement.

At our option, either (1) we will be deemed to have been discharged from our obligations with respect to debt securities of any series, i.e. the “legal defeasance option,” or (2) we will cease to be under any obligation to comply with certain provisions of the applicable Indenture with respect to certain covenants, if any, specified in the applicable prospectus supplement with respect to debt securities of any series, i.e. the “covenant defeasance option,” at any time after the conditions set forth in the applicable prospectus supplement have been satisfied.

Conversion Rights

The terms and conditions, if any, upon which Offered Debt Securities are convertible into shares of our Class A Common Stock will be set forth in the prospectus supplement relating thereto. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the Holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of those Offered Debt Securities.

Corporate Existence

Subject to the terms of the applicable Indenture, we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, charter and statutory rights and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that the preservation thereof is no longer desirable in the conduct of our business.

Governing Law

The Indentures and our debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Description of Our Capital Stock

In this section, we describe the material features and rights of our capital stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to applicable Delaware law and our restated certificate of incorporation and by-laws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information About Us” on page 3.

In General

Our authorized capital stock consists of 90,000,000 shares of Class A Common Stock, par value $.01 per share, 15,000,000 shares of Class B Common Stock, par value $.01 per share, and 3,000,000 shares of preferred stock, par value $.01 per share. As of September 30, 2008, there were: (1) 32,037,025 shares of Class A Common Stock issued and outstanding, held by approximately 194 holders of record and (2) 3,975,178 shares of Class B Common Stock issued and outstanding, held by approximately 8 holders of record.

Class A Common Stock and Class B Common Stock

Voting. Holders of Class A Common Stock are entitled to one vote per share. Holders of Class B Common Stock are entitled to ten votes per share. Except with respect to the class voting rights of the Class A Common Stock and Class B Common Stock described below or as otherwise required by law, all actions submitted to a vote of stockholders are voted on by the holders of Class A Common Stock and Class B Common Stock voting together as a single class. Except for the filling of vacancies and newly created directorships, a plurality of all of the holders of Class A Common Stock and Class B Common Stock present in person or represented by proxy is necessary for the election of directors at a meeting of stockholders that is duly called and has a quorum present. Certain other actions requiring stockholder approval must be approved by a majority of the voting power of the Class A Common Stock and Class B Common Stock. Subject to certain exceptions, the affirmative vote of 66 2/3% of the voting power of the Class A Common Stock and Class B Common Stock, voting as a single class, is necessary for the approval of a merger, consolidation or sale of substantially all of our assets. Holders of our capital stock are not entitled to cumulative voting in the election of directors.

Conversion. Class A Common Stock has no conversion rights. Each share of Class B Common Stock is convertible into one share of Class A Common Stock (1) at any time at the option of the holder of the Class B Common Stock and (2) automatically upon any transfer by the holder thereof other than (a) a transfer by gift to a spouse, child or grandchild or to a trust for the benefit thereof, (b) a transfer to an individual or entity that is, at the time of transfer, a holder of record of Class B Common Stock or an executive officer of our company or (c) a transfer to a spouse, child or grandchild of a holder of record of Class B Common Stock, or to a trust for the benefit thereof, which results, whether by bequest, operation of the laws of intestate succession or otherwise, from the death of such holder of record.

Dividends. Dividends are payable on the outstanding shares of (1) only Class A Common Stock or (2) both Class A Common Stock and Class B Common Stock, in each case, when, as and if declared by our Board of Directors. If there is any arrearage in the payment of dividends on shares of our preferred stock, we may not pay dividends upon, repurchase or redeem shares of our Class A or Class B Common Stock.

If our Board of Directors determines to pay a dividend on Class B Common Stock, each share of Class A Common Stock will receive a dividend in an amount 10% greater than the amount of the dividend per share paid on the Class B Common Stock.

Liquidation. In the event of liquidation, holders of Class A Common Stock and Class B Common Stock will share with each other on a ratable basis as a single class in the net assets of our company available for distribution after payment or provision for our liabilities and after satisfaction of any liquidation preference on any series of our preferred stock.

Other Terms. Neither the Class A Common Stock nor the Class B Common Stock may be subdivided (whether in the form of a stock dividend or otherwise), consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class of shares is subdivided (whether in the form of a stock dividend or otherwise), consolidated, reclassified or otherwise changed in the same proportion and in the same manner. In any merger, consolidation, reorganization or other business combination, the consideration to be received per share by holders of either Class A Common Stock or Class B Common Stock must be identical to that received by the holders of the other class. Neither the holders of Class A Common Stock nor the holders of Class B Common Stock are entitled to preemptive rights, and neither the Class A Common Stock nor the Class B Common Stock is subject to redemption.

Listing. Our Class A Common Stock is quoted on the New York Stock Exchange under the symbol “GWR.”

Preferred Stock

General. Our Board of Directors, without action by stockholders, is authorized to:

•	authorize the issuance of shares of preferred stock in one or more series;

•	establish the number of shares in each series; and

•	fix the designations, powers, preferences and rights of each series and the qualifications, limitations or restrictions of each series.

Each time that we issue a new series of preferred stock registered under the registration statement of which this prospectus forms a part, we will file with the SEC a definitive certificate of designations. In addition, the prospectus supplement relating to that new series of preferred stock will specify the particular amount, price and other terms of that new series. These terms will include:

•	the designation of the title of the series;

•	dividend rates;

•	redemption provisions, if any;

•	special or relative rights in the event of liquidation, dissolution, distribution or winding up of our company;

•	sinking fund provisions, if any;

•	whether the preferred stock will be convertible into our Class A Common Stock or any other of our securities or exchangeable for securities of any other person;

•	voting rights; and

•	any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, not inconsistent with our by-laws.

The shares of any series of preferred stock will be, when issued, fully paid and non-assessable.

Ranking. Each new series of our preferred stock will rank with respect to each other series of our preferred stock as specified in the prospectus supplement relating to that new series of preferred stock.

Dividends. Holders of each new series of preferred stock will be entitled to receive cash dividends or dividends in kind, if declared by our Board of Directors, out of funds legally available for dividends. For each series of preferred stock, we will specify in the prospectus supplement:

•	the dividend rates;

•	whether the rates will be fixed or variable or both;

•	the dates of distribution of the cash dividends; and

•	whether the dividends on any series of preferred stock will be cumulative or non-cumulative.

We will pay dividends to holders of record of preferred stock as they appear on our records, on the record dates fixed by our Board of Directors.

We cannot declare or pay full dividends on funds set apart for the payment of dividends on any series of preferred stock unless dividends have been paid or set apart for payment on a proportionate basis with other equity securities which rank equally with the preferred stock regarding the distribution of dividends. If we do not pay full dividends on all equity securities which rank equally, then each series of preferred stock will share dividends in proportion with our other equity securities that rank equally with that series.

Conversion and Exchange. The prospectus supplement for any new series of preferred stock will state the terms and other provisions, if any, on which shares of the new series of preferred stock are convertible into shares of our Class A Common Stock or exchangeable for securities of a third party.

Redemption. We will specify in the prospectus supplement relating to each new series of preferred stock:

•	whether that new series will be redeemable at any time, in whole or in part, at our option or at the option of the holder of the shares of preferred stock;

•	whether that new series will be subject to mandatory redemption under a sinking fund or on other terms; and

•	the redemption prices.

In the event that preferred stock is partially redeemed, the shares to be redeemed will be determined by lot, on a proportionate basis or any other method determined to be equitable by our Board of Directors.

Dividends will cease to accrue on shares of preferred stock called for redemption, and all rights of holders of redeemed shares will terminate, on or after a redemption date, except for the right to receive the redemption price, unless we default in the payment of the redemption price.

Liquidation Preference. Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive:

•	distributions upon liquidation in the amount provided in the prospectus supplement of that series of preferred stock; plus

•	any accrued and unpaid dividends.

These payments will be made to holders of preferred stock out of our assets available for distribution to stockholders before any distribution is made on any securities ranking junior to the preferred stock regarding liquidation rights.

In the event that holders of preferred stock are not paid in full upon our liquidation, dissolution or winding up, then these holders will share, on a proportionate basis, any future distribution of our assets with holders of our other securities that rank equally with them.

Voting Rights. The holders of shares of any series of preferred stock will have no voting rights except as indicated in the certificate of designations relating to the series, the applicable prospectus supplement or as required by law.

Classes of Directors

Our Board of Directors is currently classified into three classes. One class of directors is elected each year and the members of that class hold office for a three-year term or until their successors are duly elected and qualified. The classification of directors will have the effect of making it more difficult for a third party to change the composition of our Board of Directors without the support of the incumbent directors. At least two annual stockholder meetings, instead of one, will be required to effect a change in the control of our Board, unless stockholders remove directors for cause.

Description of Our Warrants

General

We may issue warrants to purchase senior debt securities, subordinated debt securities, preferred stock, Class A Common Stock or any combination of these securities, and these warrants may be issued by us independently or together with any underlying securities and may be attached or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which will be filed as an exhibit to the registration statement which contains this prospectus.

The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or Class A Common Stock will not have any rights of holders of the preferred stock or Class A Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or Class A Common Stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

Selling Stockholders

We may register shares of our Class A Common Stock covered by this prospectus for re-offers and resales by any selling stockholders to be named in a prospectus supplement. We may register these shares to permit selling stockholders to resell their shares when and if they deem appropriate. A selling stockholder may resell all, a portion or none of such stockholder’s shares of Class A Common Stock at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our Class A Common Stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares of Class A Common Stock for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares of Class A Common Stock by a selling stockholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of Class A Common Stock owned by the selling stockholders, other than underwriting fees, discounts or commissions which will be borne by the selling stockholders. We will provide you with a prospectus supplement naming the selling stockholders, the amount of shares to be registered and sold and any other terms of the shares of Class A Common Stock being sold by each selling stockholder.

Book-Entry Issuance

We may issue series of any debt securities as global securities and deposit them with a depositary with respect to that series. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company (DTC) will act as depositary (the global securities).

Each global security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global securities will not be exchangeable for certificated securities.

Only institutions that have accounts with DTC or its nominee (DTC participants) or persons that may hold interests through DTC participants may own beneficial interests in a global security. DTC will maintain records evidencing ownership of beneficial interests by DTC participants in the global securities and transfers of those ownership interests. DTC participants will maintain records evidencing ownership of beneficial interests in the global securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the securities. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings from the DTC participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of debt securities take physical delivery of those debt securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global security.

DTC has advised us that upon the issuance of a global security and the deposit of that global security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or number of shares represented by that global security to the accounts of DTC participants.

We will make payments on debt securities represented by a global security to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those debt securities. DTC has advised us that upon receipt of any payment on a global security, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in that debt security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a global security held through those DTC participants, as is now the case with debt securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

None of Genesee & Wyoming, the trustees or any of our respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to, or payments made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any DTC participant relating to those beneficial interests.

A global security is exchangeable for certificated debt securities registered in the name of a person other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global security will be exchangeable for certificated debt securities in registered form; or

•

if applicable to the particular type of debt security, there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities.

Any global security that is exchangeable as described in the preceding sentence will be exchangeable in whole for certificated debt securities in registered form, and, in the case of global securities, of like tenor and of an equal aggregate principal amount as the global security, in denominations of $1,000 and integral multiples of $1,000 (or in denominations and integral multiples as otherwise specified in the applicable prospectus supplement). The registrar will register the certificated debt securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global security. In the case of global securities, we will make payment of any principal and interest on the certificated debt securities and will register transfers and exchanges of those certificated debt securities at the corporate trust office of the trustee. However, we may elect to pay interest by check mailed to the address of the person entitled to that interest payment as of the record date, as shown on the register for the debt securities.

Except as provided above, as an owner of a beneficial interest in a global security, you will not be entitled to receive physical delivery of debt securities in certificated form and will not be considered a holder of debt securities for any purpose under either of the indentures. No global security will be exchangeable except for another global security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global security or the applicable indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take under the debt securities or the indentures, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

If specified in the applicable prospectus supplement, investors may elect to hold interests in the offered securities outside the United States through Clearstream Banking, société anonyme (Clearstream) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (Euroclear), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Unless otherwise specified in the prospectus supplement, the trustee will act as depositary for each of Clearstream and Euroclear.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants.

Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the Euroclear operator) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Unless otherwise specified in a prospectus supplement with respect to a particular series of global securities, initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the prospectus supplement specifies that interests in the global securities may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

Plan of Distribution

The debt securities, preferred stock, Class A Common Stock and warrants may be sold:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; or

•	to investors directly in negotiated sales or in competitively bid transactions.

The prospectus supplement for each series of securities we sell will describe that offering, including:

•	the name or names of any underwriters;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions. The underwriters will be obligated to purchase all of these securities if any are purchased.

The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.

We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

The Class A Common Stock covered by this prospectus may also be sold from time to time by our selling stockholders. The selling stockholders and their successors, including their transferees, may sell their shares of Class A Common Stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders or the purchasers of the securities. In the case of sales by selling stockholders, we will not receive any of the proceeds from the sale by them of the securities. Unless otherwise described in an applicable prospectus supplement, the description herein of sales by us regarding underwriters, dealers and agents will apply similarly to sales by selling stockholders through underwriters, dealers and agents. We will name the underwriters, dealers or agents acting for the selling stockholders in a prospectus supplement and provide the principal terms of the agreement between the selling stockholders and the underwriters, dealers or agents. In offering the securities covered by this prospectus, the selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of those securities may be deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

Agents

We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the prospectus supplement.

Direct Sales

We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

The securities offered hereby may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

Legal Opinion

Simpson Thacher & Bartlett LLP, New York, New York, will provide an opinion for us regarding the validity of the offered securities. As of January 20, 2009, lawyers of Simpson Thacher & Bartlett LLP who have participated in the preparation of the registration statement of which this prospectus forms a part beneficially owned 29,127 shares of our Class A Common Stock.

Experts

The audited financial statements of Genesee & Wyoming Inc. incorporated by reference in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007, except as they relate to Australian Railroad Group Pty Ltd (ARG), an equity method investment through May 31, 2006, and the effectiveness of Genesee & Wyoming Inc.’s internal control over financial reporting as of December 31, 2007 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. Such financial statements, except as they relate to the financial statements of ARG through May 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007) have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Maryland Midland Railway, Inc. from management’s assessment of internal control over financial reporting as of December 31, 2007) of such independent registered public accounting firm given on the authority of such firm as experts in auditing and accounting.

The audited financial statements of ARG as of May 31, 2006 and December 31, 2005, for the five month period ended May 31, 2006 and for each of the years ended December 31, 2005 and 2004 appearing in the Annual Report on Form 10-K for the year ended December 31, 2007 and incorporated herein by reference, have been audited by Ernst & Young, an independent registered public accounting firm, as indicated in their report with respect thereto. The audited financial statements of ARG and the audited financial statements of Genesee & Wyoming Inc., to the extent they include the results of operations of ARG through May 31, 2006, have been incorporated by reference herein in reliance on the report of such independent registered public accounting firm given on the authority of such firm as experts on auditing and accounting.

The audited financial statements of Summit View, Inc. and Subsidiaries as of December 31, 2007 and 2006 and for the years ended December 31, 2007 and 2006 appearing in the Amendment to Form 8-K filed on December 17, 2008 and incorporated herein by reference, have been audited by GBQ Partners LLC, an independent registered accounting firm, as indicated in their report with respect thereto. The audited financial statements of Summit View, Inc. have been incorporated by reference herein in reliance on the report of such independent registered public accounting firm given on the authority of such firm as experts on auditing and accounting.

4,000,000 Shares

Genesee & Wyoming Inc.

Class A Common Stock

PROSPECTUS SUPPLEMENT

June 16, 2009

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